UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2020

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue, New York, New York		10179

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock	JPM	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.10% Non-Cumulative Preferred Stock, Series AA	JPM PR G	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.15% Non-Cumulative Preferred Stock, Series BB	JPM PR H	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange

Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.

Guarantee of Callable Step-Up Fixed Rate Notes due April 26, 2028 of JPMorgan Chase Financial Company LLC	JPM/28	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

JPMorgan Chase & Co. (“JPMC”) announced today that it had entered into a resolution with the U.S. Department of Justice (“DOJ”) and, along with JPMorgan Chase Bank, N.A. (the “Bank”) and J.P. Morgan Securities LLC (“JPMS”), entered into a resolution with the U.S. Commodity Futures Trading Commission (“CFTC”). JPMS also entered into a resolution with the U.S. Securities and Exchange Commission (“SEC”). Collectively, these agreements resolve those agencies’ respective investigations relating to historical trading practices by former employees in the precious metals and U.S. treasuries markets and related conduct during the 2008 to 2016 time period.

JPMC entered into a Deferred Prosecution Agreement (“DPA”) with DOJ, in which it agreed to the filing of a criminal information charging JPMC with two counts of wire fraud and agreed, along with the Bank and JPMS (together with JPMC, the “Firm”), to certain terms and obligations as set forth therein. Under the terms of the DPA, which will be in effect for three years, the criminal information will be dismissed after three years, provided that the Firm fully complies with all of its obligations. The DOJ acknowledged the Firm’s enhancements to its compliance program and the status of the Firm’s internal controls.

Across the three resolutions with the DOJ, CFTC and SEC, the Firm has agreed to pay a total monetary amount of $920,203,609, approximately half of which has been reserved in previous quarters. A portion of the total monetary amount includes victim compensation payments.

The complete agreements, including the Firm’s obligations under each, can be accessed at the DOJ, CFTC and SEC websites at www.justice.gov, www.cftc.gov and www.sec.gov, respectively.

A copy of the Firm’s press release relating to this announcement is attached as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99	JPMorgan Chase & Co. press release dated September 29, 2020

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Jordan A. Costa
Name:	Jordan A. Costa
Title:	Managing Director

Dated: September 29, 2020